SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 6, 2002

                       PEGASUS COMMUNICATIONS CORPORATION

               (Exact Name of Registrant as Specified in Charter)


     Delaware                   0-32383                      23-3070336

  (State or Other             (Commission                   (IRS Employer
  Jurisdiction of             File Number)                   Identification No.)
   Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004

               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code: 888-438-7488



          (Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.

         On December 6, 2002, the Company's board of directors approved a one-for-ten reverse stock split of the Company's Class A and Class B common stock, pursuant to authorization obtained from its stockholders at their annual meeting held on May 31, 2002. The reverse stock split will become effective on or about December 31, 2002.

         The Company issued a press release with respect to this matter on December 9, 2002, a copy of which is attached to this report as Exhibit 99 and incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c) Exhibits.

                 99 Pegasus Communications Corporation's press release, dated December 9, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PEGASUS COMMUNICATIONS CORPORATION


                                              By:  /s/  Scott A. Blank
                                                   Scott A. Blank,
                                                   Senior Vice President


December 9, 2002

                                  EXHIBIT INDEX

Exhibit No.      Description

    99 Pegasus Communications Corporation's press release, dated December 9, 2002.

                                                                      EXHIBIT 99

              Pegasus Communications Announces Reverse Stock Split

BALA CYNWYD, PA, December 9, 2002 - Pegasus Communications Corporation (NASDAQ:
PGTV) (the "Company") announced today that the Company approved a reverse stock split of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), whereby each outstanding ten shares of Class A Common Stock will be combined into one share of Class A Common Stock, effective December 31, 2002. The Class A Common Stock trades on the NASDAQ market under the symbol "PGTV."

         The Company approved the reverse stock split as part of a plan to improve the marketability and liquidity of the Company's Class A Common Stock. There is, of course, no assurance that these possible benefits will in fact be achieved.

         The reverse stock split will result in a similar reduction in the number of shares of the Company's Class B common stock, par value $0.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") outstanding. Marshall W. Pagon, the Company's Chairman of the Board and Chief Executive Officer, controls the vote of the Class B Common Stock.

         The Company's stockholders at their annual meeting held on or about May 31, 2002, authorized the Company to effect a reverse stock split and to set its terms.

         Stockholders of record on December 31, 2002, the effective date of the reverse stock split, will be entitled to receive one share of Class A Common Stock for every ten shares of Class A Common Stock and one share of Class B Common Stock for every ten shares of Class B Common Stock held as of the effective date. No fractional shares of Common Stock will be issued as a result of the reverse stock split. Rather, each holder of Common Stock who would otherwise receive fractional shares as a result of the reverse stock split will be entitled to receive the next higher number of whole shares. Shortly after the effective date, the Company will distribute instructions to its stockholders regarding the method for participating in the reverse stock split.

         About Pegasus

         Pegasus Communications Corporation (www.pgtv.com) provides digital satellite television to rural households throughout the United States. Pegasus owns and/or operates television stations affiliated with CBS, FOX, UPN and The WB networks.


         Safe Harbor

         Certain matters contained in this news release concerning future possibilities that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward looking statements may be identified with words such as "we expect," "we predict," "we believe," "we project," "we anticipate" and similar expressions, although not all forward-looking statements may contain these expressions. Future events may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events will occur as anticipated or that the Company's results will be as estimated. Factors that can affect the Company's performance are described in the Company's filings with the Securities and Exchange Commission.


         For further information, please contact:

         Howard Verlin
         Pegasus Communications Corporation
         (610) 934-7050
         hverlin@pgtv.com